UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Appointment of Chief Financial Officer

On May 12, 2017, SVB Financial Group (the “Company”) announced the appointment of Daniel J. Beck, age 44, as the Company’s Chief Financial Officer, to become effective on June 5, 2017. Mr. Beck most recently served as Chief Financial Officer and Treasurer of BancWest Corporation, a subsidiary of BNP Paribas Group, since June 2016, and as Chief Financial Officer of Bank of the West, since June 2015. Mr. Beck joined Bank of the West as Executive Vice President and Corporate Controller in June 2008 and served in that capacity until his appointment as Chief Financial Officer. Prior to joining Bank of the West, Mr. Beck held various finance and accounting roles with Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a B.S. in Accounting from Virginia Commonwealth University and a B.S. in Biology from Virginia Polytechnic Institute and State University.

In connection with his appointment, Mr. Beck entered into an offer agreement with the Company, dated as of April 28, 2017 (the “Offer Agreement”), pursuant to which he will receive an annual base salary (“Base Salary”) of $525,000 and be eligible to participate in the Company’s Incentive Compensation Plan (“ICP”), with an annual target cash incentive (“Incentive Compensation”) of 70% of his base salary. Actual ICP payments will be based on his performance as determined by the Compensation Committee of the Board of Directors of the Company. Additionally, Mr. Beck will receive an equity award for 2017 with a target value of $650,000, of which $487,500 will be in the form of restricted stock units and the remainder in the form of stock options.

Mr. Beck will also receive a one-time signing bonus of: (A) $300,000 in cash, which will be subject to repayment if his employment is terminated in certain circumstances within one year of his start date, and (B) an equity award with a target value of $300,000 in the form of restricted stock units.

All equity awards described above will be subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan, as amended, and will vest with respect to one-fourth of the underlying shares on each annual anniversary of the grant date.

The foregoing description of the Offer Agreement is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Beck and any other persons pursuant to which he was appointed as an officer of the Company, no family relationship between Mr. Beck and any directors or executive officers of the Company and no related party transaction between Mr. Beck and the Company that would require disclosure under Item 404(a) of Regulation S-K.

President of Silicon Valley Bank

As previously announced on a Current Report on Form 8-K filed by the Company on January 26, 2017, Michael Descheneaux (the Company’s current Chief Financial Officer) will assume the role of President of Silicon Valley Bank, the Company’s principal banking subsidiary, effective June 5, 2017.

In connection with his new role, Mr. Descheneaux entered into a letter agreement with the Company dated as of May 11, 2017, relating to his severance arrangement (the “Letter Agreement”). Pursuant to the Letter Agreement, in the event Mr. Descheneaux is terminated other than for “cause” (as defined in the Letter Agreement) or by reason of his death or disability following the effectiveness of his appointment, but on or before July 1, 2019, he will be entitled to receive the greater of: (A) the direct cash amount he would be eligible to receive under the Company’s broad-based Severance Benefit Policy (and if applicable, the Company’s Change in Control Severance Plan) or (B) if the termination occurs on or after (i) the effectiveness of his appointment through December 31, 2017, a multiple of two times his annual Base Salary and Incentive Compensation; (ii) January 1, 2018 through July 1, 2018, a multiple of one and one-half times his Base Salary and Incentive Compensation; (iii) July 2, 2018 through December 31, 2018, a multiple of one times his Base Salary and Incentive Compensation; or (iv) January 1, 2019 through July 1, 2019, a multiple of one-half times his Base Salary and Incentive Compensation, each as in effect at such time. Following July 1, 2019, Mr. Descheneaux will only be eligible to receive severance benefits in accordance with the plans, programs or policies of the Company as may be in effect from time to time.

The foregoing description of Mr. Descheneaux’s Letter Agreement is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01    Regulation FD.

On May 12, 2017, the Company issued a press release announcing the management changes noted above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
10.1	Offer Agreement, dated April 28, 2017, by and between Daniel Beck and the Company.
10.2	Letter Agreement, dated May 11, 2017, by and between Michael Descheneaux and the Company.
99.1	Press release dated May 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017	SVB FINANCIAL GROUP

	By:	/s/ KAMRAN HUSAIN
	Name:	Kamran Husain
	Title:	Chief Accounting Officer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Offer Agreement, dated April 28, 2017, by and between Daniel Beck and the Company.
10.2	Letter Agreement, dated May 11, 2017, by and between Michael Descheneaux and the Company.
99.1*	Press release dated May 12, 2017.

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934.